UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

October 11, 2023
Date of Report (date of earliest event reported)
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Greenidge Generation Holdings Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-40808 (Commission File Number)	86-1746728 (I.R.S. Employer Identification Number)
135 Rennell Drive, 3rd Floor Fairfield, CT 06890
(Address of principal executive offices and zip code)
(203) 718-5960
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $.0001	GREE	NASDAQ Global Select Market
8.50% Senior Notes due 2026	GREEL	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company   ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 11, 2023, in connection with a management restructuring, Greenidge Generation Holdings Inc. (the “Company”) appointed Christian Mulvihill as its new Chief Financial Officer (“CFO”), succeeding Robert Loughran, who no longer remains with the Company. Mr. Loughran's termination of employment is not a result of a disagreement on any matter relating to the Company's operations, policies or practices.

Mr. Mulvihill, 32, has served as the Company’s Vice President of Engineering and Corporate Development since August 2021, bringing 10 years of diverse experience in finance, corporate development, operations, engineering, and project management. Prior to joining the Company, commencing in August 2020, Mr. Mulvihill was a private equity associate at Atlas Holdings where he focused primarily on investments in the power, energy, and bitcoin mining sectors. Prior to that time, Mr. Mulvihill spent 2 years at Granite Shore Power where he served in multiple roles leading strategic financial and operational initiatives. Mr. Mulvihill began his career at TC Energy in 2013, one of North America’s leading energy infrastructure companies. There, he held various roles of increasing responsibility in engineering and project management. Mr. Mulvihill holds a Bachelor of Science in Mechanical Engineering degree from Queen’s University in Canada.

In connection with his employment by the Company as CFO, Mr. Mulvihill entered into an Offer Letter with the Company, effective October 11, 2023, pursuant to which Mr. Mulvihill will receive a base salary in the amount of $250,000, and a one-time sign-on bonus of $125,000 worth of the Company’s Class A Common Stock. In addition, Mr. Mulvihill will be eligible to receive an annual target bonus of up to 25% of base salary in cash and up to 25% of base salary in equity, subject to such terms and performance conditions as determined by the Board.

There are no other understandings or arrangements between Mr. Mulvihill and any other person pursuant to which Mr. Mulvihill was appointed to serve as CFO. There are no existing relationships between Mr. Mulvihill and any person that would require disclosure pursuant to Item 404(a) of Regulation S-K or any familial relationships that would require disclosure under Item 401(d) of Regulation S-K.

Item 9.01 - Financial Statements and Exhibits
(d) The following exhibits are being filed herewith:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 17th day of October, 2023.

Greenidge Generation Holdings Inc.

By:	/s/ David Anderson
Name:	David Anderson
Title:	Chief Executive Officer